FOR IMMEDIATE RELEASE
CONTACT
Stanley Wunderlich
Consulting For Strategic Growth 1, Ltd.
880 Third Ave, 6th Floor
New York NY 10022
Telephone: (800) 625-2236
Fax: (646) 205-7771
Email: info@cfsg1.com

BLOGGERWAVE APPOINTS INTERNATIONAL FINANCIAL EXPERT TO ADVISORY BOARD

 MOUNTAIN VIEW, Calif., February 11, 2010 – Bloggerwave Inc. (“Bloggerwave”) (OTCBB: BLGW.OB), the global leader in commercial blogging, today announced that it has appointed Louis Yerolemou as a member of its Advisory Board.

Mr. Yerolemou brings to Bloggerwave international experience managing and directing companies across a diverse range of industries, and has extensive experience with the public listing process on a variety of world stock exchanges.

Ulrik Svane Thomsen, Director for Bloggerwave, said, “Louis’s international financial experience and his track record for successful acquisition analysis and execution makes him a welcome addition to the Bloggerwave team as we grow and expand our market bases into the United States and Asia.”

A qualified chartered accountant, Mr. Yerolemou is particularly knowledgeable about technology, communications and entertainment businesses, where his past directorships included Managed Gaming Solutions Plc and BestGames Holdings Ltd. He was a partner in BSG Valentine, a chartered accountancy practice in London, where he gained investment management and corporate finance experience.  He has carried out business in various countries and cultures in corporate environments ranging from startups to established businesses.

Currently, he is the managing director of Titania Investments Plc and Midas Equities Limited and a non-executive director of Plus Investors Plc as well as a number of private companies.   Under Midas Equities Ltd, he evaluates acquisition targets and harvests international relationships on behalf of European and Asian clients.   Under his reign at Managed Gaming Solutions Plc, a software technology company, he successfully listed the company on the Frankfurt Open Market with a capitalization of Euros 123 million.

About Bloggerwave
Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services.  It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company’s website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines –and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind worldwide and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

###

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com or contact Stanley Wunderlich at (800) 625-2236 ext. 7770 or info@cfsg1.com.